                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (Amendment No.  )

File by the Registrant  [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement       [ ]  Confidential, for use of Commission
[ ]  Definitive Proxy Statement           Only (as Permitted by Rule 14a-6(e)(2)
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            OZO DIVERSIFIED AUTOMATION, INC.
                  --------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                             DAVID J. WOLENSKI, PRESIDENT
                             ----------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[   ]  No fee required
[ X ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0 -11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
     (4)  Proposed maximum aggregate value of transaction: $920,000
     (5)  Total fee paid:   $184

[ ] Fee paid previously with preliminary materials.
---------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:

                           OZO DIVERSIFIED AUTOMATION, INC.
                           7450 EAST JEWELL AVENUE, SUITE A
                                   DENVER, CO 80231
--------------------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on December 30, 1998
--------------------------------------------------------------------------

                                                               November 25, 1998

TO THE SHAREHOLDERS OF OZO DIVERSIFIED AUTOMATION, INC.:

     The Annual Meeting of Shareholders of, Inc., a Colorado corporation, (the "Company") will be held on Thursday, December 30, 1998, at 10:30 a.m., at the Denver Hilton South, 7801 East Orchard Road, Englewood, Colorado 80111, to consider and take action on:

1. The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

2. A proposal to approve the sale of certain assets of the Company and change the name of the Company to RMMR, Inc. to become effective at the time of the completion of the sale of assets.

3. A proposal to amend Article VI of the Company's Restated Articles of Incorporation, as amended, to reduce the vote required by shareholders to approve asset dispositions, mergers, consolidations or exchanges, and any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority.

4. A proposal to adopt a new Article IX to the Company's Restated Articles of Incorporation, as amended, to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act.

5. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     Only holders of record of common stock at the close of business on November 25, 1998, will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.

                                       By Order of the Board of Directors:
                                       David J. Wolenski, President


          PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                YOUR VOTE IS IMPORTANT

                        OZO DIVERSIFIED AUTOMATION, INC.
                        7450 EAST JEWELL AVEUNE, SUITE A
                                DENVER, CO 80231

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 30, 1998
                                                               November 25, 1998

     This Proxy Statement is being furnished to shareholders of OZO Diversified Automation, Inc. ("OZO" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors for use at the Annual Meeting of shareholders of the Company (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, December 30, 1998, at 10:30 a.m. local time, at the Denver Hilton South, 7801 East Orchard Road, Englewood, Colorado 80111. This Proxy Statement will be first mailed to the shareholders on or about December 3, 1998.

                                  VOTING SECURITIES

     Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") at the close of business on November 25, 1998 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 490,664 shares of Common Stock outstanding. The holders of shares of Common Stock are entitled to one vote per share. The Company's only class of voting securities is the Common Stock.

     One-third of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As described in more detail below, if there is a quorum present:

     the five nominees for the Board receiving the greatest number of affirmative votes will be elected as directors (proposal 1); and

     two-thirds of the outstanding shares must vote in favor of proposals 2 through 4 for their approval.

     Management may, in its discretion, seek an adjournment of the Annual Meeting to a specific time and place if sufficient votes are not cast for the approval of proposals 2 through 4, or any of them. Management may also recommend that the meeting be adjourned if a quorum is not present, although Management has not determined whether to do so. If Management moves for an adjournment to solicit additional votes, the proxy holder will vote all proxies it receives which have directed a vote FOR proposal 2 in favor of the adjournment for the purpose of soliciting additional votes; the proxy holder will vote all proxies received which voted against proposal 2 against any such adjournment; all proxies which direct an abstention with respect to the vote on proposal 2 will abstain from voting on any adjournment proposed for the purpose of soliciting additional votes.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof will not be counted as voting on a particular matter.

     A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                                  DISSENTERS' RIGHTS

     The Colorado Business Corporation Act provides shareholders a right to dissent and obtain payment of the fair value of their shares from the Company under certain circumstances; provided, that, if the shareholder has a right to dissent, the shareholder strictly follows the statutory procedures for doing so to perfect his or her dissenters' rights. In connection with Proposal 2 contained in this Proxy Statement shareholders will have the right to dissent if the Company completes the proposed sale of assets. For a detailed description of these dissenters' rights and the statutory provisions governing them, see the section entitled "DISSENTERS' RIGHTS" appearing immediately after the description of Proposal 4.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                   AND MANAGEMENT

     OZO has only one class of outstanding voting securities, its Common Stock. The following table sets forth information as of November 25, 1998 with respect to the ownership of the Common Stock for all directors, individually, all executive officers named in the compensation table, individually, all executive officers and directors as a group, and all beneficial owners of more than five percent of the Common Stock.


                                            SHARES OWNED         PERCENT
NAME OF BENEFICIAL OWNER                   BENEFICIALLY (1)      OF CLASS
------------------------                   ----------------      --------

David W. Orthman                                129,710 (2)           25%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

David J. Wolenski                                66,000 (3)           13%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

Scott E. Salpeter                                25,000 (4)            5%
201 S. Biscayne Blvd., #2950
Miami, FL 33131

Alvin L. Katz                                    86,660 (5)           16%
201 S. Biscayne Blvd., #2950
Miami, FL 33131

Brantley J. Halstead                              32,500(6)            6%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

All officers and                                    339,810            54%
directors as a                                 (2)(3)(4)(5)
group (5 persons)

Steven N. Bronson                               120,422 (7)            21%
201 S. Biscayne Blvd., #2950
Miami, FL 33131

James S. Cassel                                  28,750 (8)             5%
201 S. Biscayne Blvd., #2950
Miami, FL 33131

----------
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) Includes 79,090 shares held jointly with Mr. Orthman's spouse, 10,000 shares owned by Mr. Orthman's spouse, and 35,000 shares underlying stock options held by Mr. Orthman all of which all are exercisable at $1.125 per share through June 24, 2002.

(3) Includes 35,000 shares underlying stock options exercisable at $1.125 per share through June 24, 2002.

(4) Includes 25,000 shares underlying stock options exercisable at $1.125 per share through June 24, 2002.

(5) Includes the following securities owned by Mr. Katz's spouse: 16,428 shares; 25,000 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; and 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001. Also includes the following securities attributable to the 50% interest of Mr. and Mrs. Katz in a general partnership: 16,482 shares. Finally, this also includes 25,000 shares underlying stock options held by Mr. Katz exercisable at $1.125 per share through June 24, 2002.

(6) Includes 7,500 shares and options to acquire 25,000 shares exercisable at $1.25 per share through February 16, 2003. Of these, options to acquire 12,500 shares do not vest and are not exercisable until September 30, 1999.

(7) Includes 82,900 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001; and 11,482 shares issued upon conversion of promissory notes.

(8) Includes 25,000 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; and 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001.

     The Company knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of the Company.

                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

     The following persons are nominated as directors of the Company for a term of one year and until the election and qualification of their successors:

     Alvin L. Katz
     David J. Wolenski
     David W. Orthman
     Scott E. Salpeter
     Brantley J. Halstead

     These nominees currently serve as directors and, if reelected, will
constitute the full Board of Directors.   If any nominee is unable to serve
or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected. The following table sets forth the names and ages of the nominees and the executive offices held by each such person. The Company has no other officers. These officers serve at the pleasure of the Board of Directors.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of the Company:

NAME                     AGE  POSITION
----                     ---  --------

Alvin L. Katz            69   Director and Chairman of the Board

David J. Wolenski        37   Director and President and Chief Executive Officer

David W. Orthman         48   Director and Director of Research and Development

Scott E. Salpeter        40   Director

Brantley J. Halstead     41   Director and Chief Financial Officer

     No arrangement exists between any of the above officers and directors pursuant to which any one of those persons was elected to such office or position. There are no family relationships among the directors and executive officers of the Company.

     Directors hold office until the next meeting of shareholders and until a successor is elected and qualified, or until their resignation. Executive officers are elected at annual meetings of the Board of Directors. Each such officer holds office for one year or until a successor has been duly elected and qualified or until death, resignation or removal.

     A brief summary of the business experience of each person who is currently an executive officer or director of the Company, and such person's service with the Company is as follows:

     ALVIN L. KATZ has served as Chairman of the Company's Board of Directors since October 1996. He also serves on the Boards of Directors of: Amtech Systems, Inc., a public company engaged in the manufacture of capital equipment in the computer chip manufacturing business; Blimpie International, a publicly held fast food franchise; Nastech Pharmaceutical Company, Inc., a public company engaged in the development of pharmaceuticals; BCT, a public company engaged in the franchising of printing plants; and Mikron Instruments, Inc., a public company engaged in the manufacture of infrared parts and equipment. Also, from 1991 until the company was sold in September 1992, Mr. Katz served as Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacture of pollution monitoring equipment. Since 1981, Mr. Katz also has been an adjunct professor of business management at Florida Atlantic University.

     DAVID J. WOLENSKI has served as President and Chief Executive Officer of the Company since September 1996. From July 1983 through July 1996, Mr. Wolenski worked for Johns Manville Corporation, a public company engaged in the manufacture of fiberglass insulations and related building materials, serving as a manufacturing manager at Johns Manville s Corona, California facility from September 1994 through July 1996; and Manager of Quality Assurance for Johns Manville s Performance Materials Division from March 1991 through September 1994.

     DAVID W. ORTHMAN has served as a Director of the Company since February 1992 and has been Director of Research and Development since April 1, 1992. From June 1990 through March 1992, Mr. Orthman was Director of Special Projects; from January 1989 to June 1990 Mr. Orthman served as Vice President of the Company; from March to December 1988, Mr. Orthman served as Chairman of the Board of Directors of the Company and from October 1983 to March 1988
he served as President of the Company.   Mr. Orthman developed the Model 18
and related products and technology, as well as the Models 24, 2-20 and 2-24. Mr. Orthman also developed the PanelMASTER 18HS and PanelROUTER 16SI high speed depaneling systems and related products and technology.

     SCOTT E. SALPETER has served as a Director of the Company since October 1996. His primary occupation since October 1998 has been that of Managing Director of CapitaLink, L.C., a venture capital firm located in Miami, Florida. From September 1996 through September 1998, Mr. Salpeter was Senior Associate of Catalyst Financial, an affiliate of Barber and Bronson
Incorporated, since September 1996.   From 1993 until August 1996, Mr.
Salpeter served as Chief Financial Officer, Treasurer, Vice President, and a Director of ECOS Group, Inc. (formerly Evans Environmental Corp.), a public
company engaged in environmental consulting and laboratory services.   From
1988 through 1992, he served as Chief Financial Officer of Alco International Group, Inc., a public company engaged in marine transportation. Mr. Salpeter was an officer of Nova Distributing Co., Inc., a private company within two years of Nova's June 1992 petition filing for relief under federal bankruptcy laws. Such proceeding was converted to a liquidation proceeding under Chapter 7 of the Bankruptcy Code in March 1993.

     BRANTLEY J. HALSTEAD was elected as a director on November 13, 1998 and has been the Company's Chief Financial Officer since February 1998. He served as Corporate Controller of the Company from September 1997 through January 1998. Prior to joining the Company, Mr. Halstead served as an independent Management Consultant from May 1993 to May 1995, and again from April 1996 through August 1997. From June 1995 through March 1996, Mr. Halstead was a Senior Manager with Price Bednar Consulting LLC and from May 1988 through May 1993 he was employed as a Management Consultant with Deloitte & Touche. Mr. Halstead s management consulting efforts focused on the use of information technology to facilitate business process re-engineering. If the Transaction with the JOT Sub is completed, Mr. Halstead will become president, chief executive officer, treasurer, and chief financial officer of the Company.

MEETINGS OF THE BOARD AND COMMITTEES

     The Board of Directors held six formal meetings during the year ended December 31, 1997 and, during the current year, it has held five formal meetings. Each director attended at least 75% of the formal meetings either in person or by telephone. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company and the directors acted by unanimous several times.

     Messrs Katz and Salpeter are members of the Board of Directors' audit committee. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants;
(iii) review the annual financial statements and other financial reports which require approval by the Board of Directors; (iv) review the adequacy of the Company's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The audit committee met once during 1997 and once subsequently.

     The Board of Directors does not have an executive committee or nominating committee, or committees performing similar functions.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on its review of the copies of the reports it received from persons required to file, the Company believes that during the period from January 1, 1997 through December 31,

1997, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with except as follows:
Mr. Salpeter and Mr. Katz did not file their Forms 3 until April 1997, several months after they became directors of the Company. Messrs. Katz, Salpeter, Orthman and Wolenski did not file Forms 4 reporting the grant of options in June 1997 until a Form 5 filed in February 1998. It is the Company's position that the grant of the options were an exempt transaction pursuant to Rule 16b-3 inasmuch as they were approved by the entire Board and, therefore, no reports were required until the Form 5.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid to the Chief Executive Officer of OZO for the three years ended December 31, 1997. No other person who is currently an executive officer of OZO earned salary and bonus compensation exceeding $100,000 during any of those years. The table below includes all compensation paid to the Chief Executive Officer by the Company.


                                        Annual Compensation                      Long Term Compensation
                               ---------------------------------------------------------------------------------
                                                                                 Awards                  Payout
                                                                       -----------------------------------------
                                                                                        Securities
                                                                       Restricted       underlying         LTIP      All Other
Name and Position      Year     Salary ($)       Bonus      Other      Awards ($)   Options & SAR's ($)   Payout   Compensation
----------------------------------------------------------------------------------------------------------------------------------


  David J. Wolenski,   1997      48,000           -0-        -0-       18,750              -0-              -0-         -0-
   President & CEO     1996      13,000*          -0-        -0-        5,000              -0-              -0-         -0-
                       1995      -0-              -0-        -0-       -0-                 -0-              -0-         -0-

  Marjorie Zimdars-    1997      -0-              -0-        -0-       -0-                 -0-              -0-         -0-
       Orthman         1996      26,300**         -0-        -0-       -0-                 -0-              -0-         -0-
         CEO           1995      39,500           -0-        -0-       -0-                 -0-              -0-         -0-



-----------
   * Mr. Wolenski became CEO on September 23, 1996 and the salary shown is for September 23, 1996 through December 31, 1996.

   ** Mrs. Orthman was CEO until September 22, 1996 and the salary shown is for January 1 - September 22, 1996.

OPTION/SAR GRANTS TABLE

     Other than as set forth in the table below, during the year ended December 31, 1997, the Company did not grant any stock options to its
executive officers named in the Summary Compensation Table.   The Company has
never granted any stock appreciation rights.


                          Number of       Percent of Total
                          Securities      Options/
                          Underlying      SARs Granted to
                          Options/SARs    Employees in Fiscal    Exercise or Base
Name                      Granted (#)     Year                   Price ($/sh)         Expiration Date
---------------------------------------------------------------------------------------------------------

David J. Wolenski, CEO    35,000          100%                   $1.125/sh            6/24/2002



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES.

     The following table reflects that no stock options were exercised by the chief executive officer during 1997 and the year-end value of options held by the chief executive officer on December 31, 1997.


              (a)                       (b)                        (c)                   (d)                      (e)
--------------------------------------------------------------------------------------------------------------------------------
              Name               Shares acquired on           Value realized      # of unexercised       Value of in-the-money
                                    exercise (#)                   ($)            options at FY end        options at FY end
                                                                                    (exercisable/            (exercisable/
                                                                                    unexercisable)           unexercisable)
--------------------------------------------------------------------------------------------------------------------------------
David J. Wolenski,                           -0-                       $-0-                 35,000/                       $0/
CEO                                                                                               0                         0


     The Company does not maintain any bonus, profit sharing, retirement, stock option, stock purchase or other remuneration or incentive (long-term or otherwise) plans for its employees.

COMPENSATION OF DIRECTORS

     As of December 31, 1997, and for the year then ended, cash compensation was not being paid to members of the Board of Directors for their services as directors, except for their salaries as reported above under executive officer compensation. On June 24, 1997, the Board granted stock options to its directors in lieu of cash compensation. The Board granted 25,000 options each to Alvin L. Katz and Scott E. Salpeter, and 35,000 options each to David
W. Orthman and David J. Wolenski (see OPTION/SAR GRANTS TABLE and AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE above). All of the aforementioned options vested immediately and are exercisable at $1.125 per share until June 24, 2002.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     As of December 31, 1997, the Company had no formalized employment contracts with any executive officer. The Company has no compensation plan or arrangement with respect to any executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individuals employment with the Company. The

Company has no plan or arrangement with respect to any such persons which will result from a change in control of the Company or a change in the individual s responsibilities following a change in control. The Company has an agreement with the President and CEO whereby 20,000 shares of common stock were awarded in December 1997 as non-cash compensation. The stock award was based on performance, and approved by the compensation committee of the Board of Directors.

     OZO has no other arrangements pursuant to which it compensates its directors for acting in their capacities as such.

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Throughout the course of 1997, David Wolenski loaned the Company a total of $304,000, for working capital purposes. This amount bore interest at 2% over prime. As of December 31, 1997, the outstanding loan balance had been repaid in full. Subsequent to December 31, 1997, Mr. Wolenski loaned the Company an additional $213,200, for working capital purposes. This amount was repayable on demand and bears interest at 2% over prime. As of the date of this proxy statement, $11,716 remains unpaid.

     Also after December 31, 1997, Alvin Katz loaned the Company $75,000, also for working capital purposes. Mr. Katz' loan to the Company was originally repayable on December 30, 1998, but was extended by Mr. Katz for no additional consideration until January 31, 1999 and bears interest at 10% per annum. Both loans are collateralized by a substantial portion of the Company's assets.

     On November 13, 1998, in an effort to reduce the Company's total indebtedness the Board of Directors authorized a reduction in the conversion price of outstanding convertible promissory noes from $1.14 per share to $.875, a price which was still in excess of the market price on November 13, 1998 as quoted by the OTC Bulletin Board. As a result each of the twelve $10,000 promissory notes are convertible into 11,428 shares as compared to 8,772 shares at the higher conversion price. One of the Company's directors, Alvin Katz, owns one convertible promissory note through his wife and two additional convertible promissory notes through a partnership in which Mr. Katz and his wife have a 50% interest. Subsequently both Mrs. Katz and the partnership converted their promissory notes to acquire shares of common stock at the lower price. Mr. Katz abstained on the vote in favor of reducing the conversion price, but benefitted by that decision.

     OZO entered into an investment banking agreement in June 1998 with Catalyst Financial Corp. of Miami, Florida. At that time, Scott Salpeter, a director of the Company, was an employee and officer of Catalyst. Steve Bronson and James Cassel, two persons identified in the shareholder table above, were also affiliated with Catalyst. Subsequently Mr. Cassel and Mr. Bronson separated, and Mr. Cassel, with Mr. Salpeter, formed a new corporation known as CapitaLink. CapitaLink assumed the contract following the separation. The contract did not require that any monthly fee be paid to Catalyst or CapitaLink, but it does require that a fee be paid in connection with the completion of the Transaction with JOT Sub. The amount of the fee was not precisely set forth in the agreement, but the parties have agreed to a fee of $_______ payable to CapitaLink if the Transaction is completed. Mr. Salpeter abstained from the Board's vote with respect to the CapitaLink agreement and the fee. Following the completion or abandonment of the Transaction, the agreement will expire.

VOTE REQUIRED AND RECOMMENDATION

     Directors of the Company are elected by a plurality vote. This means that the five nominees receiving the greatest number of votes cast will be elected as the Company's Board of Directors. THE BOARD RECOMMENDS VOTING "FOR" ITS SLATE OF NOMINEES WHICH INCLUDES DAVID

W. ORTHMAN, DAVID J. WOLENSKI, SCOTT E. SALPETER, ALVIN L. KATZ AND BRANTLEY
J. HALSTEAD. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of management's slate of nominees.


                                     PROPOSAL 2
                               SALE OF CERTAIN ASSETS

     The Company has entered into an Asset Purchase Agreement (the "Agreement"), dated November 4, 1998, with JOT Automation, Inc. ("JOT Sub"), a wholly-owned Texas subsidiary of JOT Automation Group Oyj ("JOT Parent"), a Finnish corporation which has its common stock registered on the Helsinki Stock Exchange. JOT Sub is engaged in the business of production automation and robotics for use within the electronics industry. The Company proposes to sell to JOT Sub substantially all of its assets relating to its routing and depaneling business in exchange for $920,000 and the assumption of the operating liabilities related to the Company's business assets (the "Transaction"). If the shareholders approve the Transaction and the Company completes the Transaction, shareholders will be entitled to dissenters' rights under Colorado law. See "Dissenters' Rights" below and the separate section entitled "DISSENTERS' RIGHTS" which appears immediately following the discussion of Proposal 4.

                          INFORMATION ABOUT THE TRANSACTION

MATERIAL TERMS OF THE AGREEMENT

     The Agreement provides for the Company to sell and JOT Sub to purchase substantially all of the Company's assets, including its routing and depaneling business in exchange for $920,000, assumption by JOT Sub of the operating liabilities of the business and JOT Sub's grant of a license to the Company for use of the technology being conveyed for certain specified purposes. The assets being sold by the Company include, without limitation, all of the Company's intellectual property, the rights to the name "OZO Diversified Automation," machinery and equipment, inventory, accounts receivable, the office lease and all of its furniture and fixtures. The liabilities being assumed by JOT Sub include (i) all of the Company's accounts payable generated in the ordinary course of business that have been incurred prior to the closing of the Transaction and that will become due after the closing; (ii) obligations of the Company under the contracts being assigned and/or assumed by JOT Sub; (iii) specified payroll obligations and employee vacation and sick leave pay; (iv) specified domestic and international product warranties. JOT Sub is not assuming any other liabilities, whether accrued, absolute or contingent, including liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by the Company, (b) any implied or express warranties relating to products manufactured or sold by the Company in excess of the accruals identified in clause (iv), above, or (c) any pension or other benefit liability relating to the Company's employees who may be hired by JOT Sub.

     If the Transaction is completed, the Company will be required to change its corporate name so as not to include the words "OZO Diversified Automation." A change in the

Company's corporate name requires shareholder approval and, because the name is one of the assets being sold under the Agreement, if shareholders approve the Transaction, they also will be approving a change of the Company's name from "OZO Diversified Automation, Inc." to "RMMR, Inc."

     If the Transaction is completed, substantially all of the Company's employees, including some of the Company's executive officers, will become employees of JOT Sub. Effective upon the closing of the Transaction, the Company will be required to release each of the employees hired by JOT Sub from all employment, non-compete and non-disclosure agreements related to their employment with the Company.

     The Agreement provides for a 90-day transition period (the "Transition Period") during which the Company's former employees hired by JOT Sub may provide certain transitional services to the Company for a specified hourly rate. During the transitional period, the Company will sublease office space from JOT Sub for $200 per month. After the Transitional Period, the Company will be required to relocate its offices.

     The Agreement contains representations and warranties and indemnification provisions by the parties which Management believes are standard in transactions of a similar nature. Completion of the Transaction is conditioned on, among other things, receipt of approval of the Company's shareholders, accuracy of the representations and warranties at the time of closing, performance and compliance with all covenants and conditions contained in the Agreement, receipt of opinions of legal counsel, satisfactory completion of due diligence by JOT Sub, and no material change in the Company's business occurring between the date of the Agreement and the date of closing.

EMPLOYMENT AGREEMENTS

     In connection with the closing of the Transaction, David J. Wolenski, President, Chief Executive Officer and a director of the Company, and David
W. Orthman, Director of Research and Development, Secretary-Treasurer and a director of the Company will enter into three-year employment agreements with JOT Sub. Upon entering into these agreements, they will resign their positions as executive officers and employees of the Company. Mr. Wolenski will serve as President of a designated subsidiary of JOT Sub and Mr. Orthman will serve as Director of Research and Development of a designated subsidiary of JOT Sub. For his services as President of the designated subsidiary of JOT Sub, Mr. Wolenski will be paid a base salary of $75,000 per year, an annual bonus of up to $10,000 based on performance criteria, stock options and other standard employee benefits. For his services as Director of Research and Development of the designated subsidiary of JOT Sub, Mr. Orthman will be paid a base salary of $62,000 per year for services of four days per week to JOT Sub, bonuses as may be determined and granted by JOT Sub from time to time and other standard employee benefits. Except for their titles, duties and compensation, the employment contracts for Mr. Wolenski and Mr. Orthman will be substantially the same. Mr. Orthman will continue to provide services to OZO for one day per week for $1,000 per month compensation.

CONSULTING AGREEMENT

     In connection with the closing of the Transaction, the Company and Brantley J. Halstead, Chief Financial Officer and a director of the Company, will enter into a consulting agreement with JOT Sub to provide certain transition consulting services to JOT Sub during the Transition Period for an established rate of $35 per hour to be paid to the Company. The Company has entered into an employment agreement with Mr. Halstead to the effect that, following the completion of the Transaction, Mr. Halstead will become president, treasurer, chief executive officer, and chief financial officer of the Company. He will be paid compensation at the rate of $72,000 per year, and will be entitled to other standard employee benefits and, in the discretion of the Board, bonuses.

REASONS FOR THE PROPOSED SALE OF ASSETS AND CHANGES IN BUSINESS AFTER THE TRANSACTION

     The Company's Board of Directors has carefully reviewed and considered the Transaction and has determined that it is in the best interests of the Company and its shareholders. During 1998, Asian markets have weakened economically resulting in a substantial decrease in the Company's sales and revenues. The Company's routing and depaneling business yields low gross margins. Management cannot predict a timetable for a recovery of the Asian markets and believes that weak economic conditions may persist in Asian markets for the remainder of 1998 and into the first half of 1999. Although management has implemented cost reduction measures and has attempted to match expense spending against projected revenues, the Company incurred a net loss of $40,000 during the nine months ended September 30, 1998 on total revenues during the period of approximately $1,350,000 (as compared to net income of $78,000 on revenues of more than $2,000,000 during the same nine month period in 1997).

     In addition, the Company has a significant amount of indebtedness which was originally due in full on December 30, 1998, although approximately $______ has been extended until January 31, 1999. This includes $______ of convertible promissory notes, $120,000 of non-convertible promissory notes, and $75,000 owing to a director, Alvin Katz. Unless the Company completes the transaction with JOT Sub as contemplated, the Company will not be able to pay timely without a substantial cash infusion into the Company. Management has negotiated the Agreement with the goal of obtaining cash to pay its promissory note obligations when due, with sufficient cash remaining to launch the Company into a new line of business in the bio-medical and bio-technical fields utilizing the license rights it will receive as part of the purchase price. The Company believes its proposed new line of business will provide a greater opportunity for growth in both revenue (with an expected increase in gross margins) and expected market size, as well as being far less dependent on Asian markets.

     Finally, the Company believes that it has an opportunity to complete the research and development necessary for the creation of a prototype device for micro-manipulation in the bio-medical and bio-technical fields which is expected to work in conjunction with extremely powerful microscopes at extremely small tolerances. OZO expects to use the licensed technology to develop this prototype over the six to nine months following the transition period. The Company is unable to develop this device in its current financial situation, but the completion of the Transaction will provide the Company with sufficient funds to continue this work for a period of at least twelve months. (See "Use of Estimated Net Proceeds," below.)

     There can, however, be no assurance that the Company will succeed in developing a micro-manipulation device with the necessary degree of accuracy within the budget provided by the completion of the Transaction. If the Company is not able to do so, then it probably will not have sufficient capital available to complete the micro-dissection device or to pursue any other line of business, and there can be no assurance that the Company would be able to obtain any additional funding. In such a case, it is likely that the Company would have to cease business operations, and shareholders may not receive any return on their investment.

CHANGES IN MANAGEMENT AFTER THE TRANSACTION CLOSING

     Following the closing of the Transaction, Mr. Wolenski and Mr. Orthman will resign as executive officers to become employees and executive officers of JOT Sub. They will continue to serve on the board of directors of the Company. During the Transition Period, Mr. Wolenski will provide the Company transitional management services at a specified hourly rate to the Company. The Company will pay this consulting fee to JOT Sub to reimburse it for employment expenses it incurs in providing the services of Mr. Wolenski to the Company. Mr. Orthman will continue to provide services to the Company in addition to his duties to JOT Sub as permitted in his employment agreement with JOT Sub.

     The Board of Directors has elected Brantley J. Halstead as President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company effective upon the completion of the Transaction. Mr. Halstead has served as the Company's Chief Financial Officer since February 1998. From September 1997 until February 1998, he served as the Company's Controller. Mr. Halstead has extensive experience in management consulting, focusing primarily on the application of information technology to facilitate business process re-engineering.

USE OF ESTIMATED NET PROCEEDS

     Following the completion of the Transaction, the Company expects to receive approximately $600,000 after payment of a finders' fee (estimated to be $____), and after repayment of debt due in December 1998 and January 1999. The Company expects to pay the costs of the Transaction with other corporate funds. The Company believes that these funds will enable the Company to continue its research and development activities in developing the micro-dissection prototype device, and in pursuing the patent application for the proposed micro-dissection device. Generally the Company anticipates that the net proceeds expected to be made available by the completion of the Transaction will be expended over the following twelve to fifteen months as follows:


                       Salaries (1)                        $300,000
                       --------------------------------------------
                       Rent and Leasehold Improvements       90,000
                       --------------------------------------------
                       Consulting Fees (2)                   40,000
                       --------------------------------------------
                       Materials and Supplies               100,000
                       --------------------------------------------
                       Miscellaneous (3)                     70,000
                       --------------------------------------------


(1)  Including officers' salaries and fringe benefits.

(2) Including a consulting fee of approximately $12,000 to be payable to David Orthman.

(3)  Including legal, accounting, and working capital.

     AS NOTED, THE FUTURE CONDUCT OF THE BUSINESS OF THE COMPANY AND ITS RESPONSE TO ISSUES RAISED BY THIRD PARTIES ARE DEPENDENT UPON A NUMBER OF FACTORS, AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO CONDUCT ITS OPERATIONS OR COMPLETE THE PROTOTYPE MICRO-DISSECTION DEVICE AS CONTEMPLATED. CERTAIN STATEMENTS CONTAINED IN THIS REPORT USING THE TERMS "MAY," "EXPECTS TO," AND OTHER TERMS DENOTING FUTURE POSSIBILITIES, ARE FORWARD-LOOKING STATEMENTS. THE ACCURACY OF THESE STATEMENTS CANNOT BE GUARANTEED AS THEY ARE SUBJECT TO A VARIETY OF RISKS WHICH ARE BEYOND THE COMPANY'S ABILITY TO PREDICT OR CONTROL AND WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS OR ESTIMATES CONTAINED HEREIN. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DESCRIBED ABOVE, AND THE OTHER RISKS ASSOCIATED WITH START-UP OPERATIONS IN COMPANIES DEPENDENT ON THE DEVELOPMENT OF NEW TECHNOLOGY, AND THE OPERATIONS OF A COMPANY WITH NO HISTORICAL PROFITABILITY AND LITTLE PROBABILITY OF OBTAINING ADDITIONAL FINANCING BEYOND THE CAPITAL AVAILABLE. IT IS IMPORTANT THAT EACH PERSON REVIEWING THIS PROXY STATEMENT UNDERSTANDS THE SIGNIFICANT RISKS ATTENDANT TO THE OPERATIONS OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT MADE HEREIN EXCEPT TO THE EXTENT REQUIRED TO DO SO IN FURTHER REPORTS TO BE FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MATERIAL CHANGES IN SHAREHOLDER RIGHTS AFTER THE TRANSACTION

     The Company plans to continue operations but change the nature of its business after the Transaction as described in the foregoing section entitled "Changes in the Business of the Company after the Transaction."
Consequently, the rights of the Company's shareholders after the Transaction will not differ materially from their rights before the sale of assets.

ACCOUNTING TREATMENT AND FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

     The Transaction will be accounted for as a sale and the Company will recognize gain on the sale of its assets to the extent the portion of the purchase price allocated to such assets exceeds the Company's basis in the assets. Any gain will be offset by the Company's operating loss carry-forwards. Management does not expect that the Company will be liable for any state or federal income taxes.

PRO FORMA FINANCIAL INFORMATION

     Pro forma financial statements, including balance sheet at September 30, 1998 and statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been prepared to reflect the Transaction as if it occurred on January 1, 1998. These pro forma financial statements are included as Exhibit C to this Proxy Statement.

REGULATORY REQUIREMENTS

     No federal or state regulatory requirements must be met or approval obtained in connection with the Company's proposed sale of assets.

NO PREVIOUS RELATIONSHIP WITH JOT SUB OR JOT PARENT

     Prior to this proposed transaction, none of the Company, its directors, officers or affiliates has had any material contracts, arrangements, understandings, relationships, negotiations or transactions with JOT Sub or JOT Parent.

MARKET INFORMATION

     On October 5, 1998, the day immediately preceding the Company's public announcement of the proposed sale of assets, the range of the bid and asked prices of the Company's common stock as quoted on the OTC Bulletin Board was $1.125 (high) to $0.5625 (low). On that date, the Company's common stock closed at $0.844.

DISSENTERS' RIGHTS

     Article 113 of the Colorado Business Corporation Act provides a procedure by which shareholders who were record holders of Common Stock immediately prior to the effectiveness of the sale of assets may be entitled to an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the sale of assets, together with a fair rate of interest, if any, to be paid thereon. Any shareholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company. The written demand must be received by the Company before voting on the proposal for the sale of assets. Shareholders desiring to exercise their dissenters' rights must strictly follow the procedures set forth in Article 113 of the Colorado Business Corporation Act.

     For more detailed information about dissenters' rights which will be available to shareholders in connection with the proposed sale of assets if the sale is approved and completed, see the section entitled "DISSENTERS' RIGHTS" which appears immediately following the discussion of Proposal 4.

                                      PROPOSAL 3
                    TO REDUCE THE SHAREHOLDER VOTING REQUIREMENTS

     The Board of Directors has approved and recommends that the shareholders approve the following amendment to the Company's Restated Articles of
Incorporation, as amended.   The amendment proposed would reduce the voting
requirement for shareholder approval of asset dispositions, mergers, consolidations or exchanges, or any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority. The following discussion is qualified in its entirety by the text of the Article VI as it is proposed to be amended is included as Exhibit A to this Proxy Statement. If approved, the amendment would become effective upon the filing of an Amendment to the Company's Restated Articles of Incorporation, as amended, with the Secretary of State of Colorado.

     The proposed amendment to Article IV of the Company's Restated Articles of Incorporation, as amended, will reduce the affirmative shareholder vote necessary to approve certain transactions, such as mergers, major acquisitions or sales of all or substantially all the Company's assets, or any other matter which would require an amendment to the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, as amended to date, the affirmative vote of two-thirds of the issued and outstanding Common Stock is required to approve such transactions, either as expressly provided by the language contained therein or the lack of a provision contained therein. The Colorado Business Corporation Act was amended effective July 1, 1994, to provide that no action taken by a corporation requires more than a majority vote of the shares entitled to vote unless otherwise provided in the corporation's articles of incorporation, or unless the corporation was formed before July 1, 1994 and its articles of incorporation do not contain a provision reducing the voting requirement from two-thirds to not less than a majority.

     Due to the dispersion of the Company's shareholders, it is difficult, if not impossible, for the Company to locate and obtain the vote of two-thirds of the outstanding shares. The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement from two-thirds to a majority of the shares entitled to vote in order to conform with the recent amendments to the Colorado Business Corporation Act, so that a minority of the Company's shareholders will not be able to thwart the will of the majority.

     Other than as described elsewhere in this Proxy Statement, the Board of Directors has no present or contemplated plans to enter into any transactions that would require approval of the Company's shareholders.

VOTE REQUIRED AND RECOMMENDATION

     Approval of this Proposal 3 for the Company to amend its Restated Articles of Incorporation to reduce the shareholder voting requirements requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE

COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE THE SHAREHOLDER VOTING REQUIREMENTS. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of this Proposal 3.


                                     PROPOSAL 4
 TO PROVIDE FOR THE LIMITATION OF CERTAIN LIABILITIES OF THE COMPANY'S DIRECTORS
                         TO THE COMPANY AND ITS SHAREHOLDERS

     The Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation, as amended, to add a new Article IX which would limit certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act. The following discussion is qualified in its entirety by the text of the proposed Article IX attached hereto as Exhibit B. If approved, the amendment would become effective upon the filing of an Amendment to the Company's Restated Articles of Incorporation, as amended, with the Secretary of State of Colorado.

     Proposed Article IX of the Restated Articles will limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act. The Colorado Business Corporation Act permits a Colorado corporation to limit or eliminate the personal monetary liability of its directors to the corporation or its shareholders by reason of their breach of the fiduciary duty of care as directors, including liability for negligence, and gross negligence, by including a provision to this effect in its Articles of Incorporation. This provision of the Colorado Business Corporation Act was enacted after the Company's inception.

     Proposed Article IX of the Restated Articles would NOT permit any limitation upon the liability of a director for: (i) any breach of his or her duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) assenting to an unlawful distribution made in violation of section 7-106-401 of the Colorado Business Corporation Act or the Articles of Incorporation, or (iv) any transaction from which he or she directly or indirectly derived an improper personal benefit. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Colorado Business Corporation Act apply only to the "duty of care" of directors. The provision is not retroactive to limit liability for acts or omissions which occurred prior to the date of its adoption by Company's shareholders.

     In performing their duties, the Company's directors are scrutinized under the "business judgment rule" which stipulates the fiduciary duties of care and loyalty imposed upon directors. Under the business judgment rule, a director is required to perform his or her duties as a director in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     The "duty of care" requires that each director act in a manner which, after a reasonable investigation, he or she believes in good faith to be in the best interests of the Company and all of its shareholders and requires that each director, in the performance of his or her corporate responsibilities, exercise the care that an ordinary prudent person would exercise under similar circumstances. The "duty of loyalty" prohibits faithlessness and self-dealing by directors and prohibits directors from using their corporate position to make a personal profit or gain other personal advantage.

     In recent years, litigation seeking to impose liability on directors and officers of publicly-held corporations for violations of the duty of care has become commonplace. To avoid liability, the director is required to show that he conducted himself in strict compliance with the duty of care as set forth in the business judgment rule. In practice, the application of this duty varies widely among the courts, leaving directors with little guidance and certainty as to what constitutes adequate care under a given set of circumstances. Compounding this uncertainty, in several decisions, courts imposed a clairvoyant duty upon directors, despite the fact that the actions of the directors in exercising reasonable care are supposed to be judged as of the time and under the circumstances existing at the time the decision was made.

     This type of litigation is expensive to defend, with costs frequently amounting to hundreds of thousands, and sometimes millions of dollars. In many cases, costs of defense exceed the means of individual defendants, even if ultimately they are vindicated on the issue of individual liability or wrongdoing. In addition, in view of the costs and uncertainties of litigation, it is often prudent to settle such claims. While settlements frequently are for only a fraction of the amount claimed, the settlement amount may well exceed the financial resources of individual defendants. In summary, without the benefit of protective measures such as indemnification and limitation of liability as permitted under the Colorado Business Corporation Act, exposure to the costs and risks of claims of personal liability for corporate directors may exceed any benefit to them of serving as a director of a public corporation.

     The risks of personal liability for directors has traditionally been mitigated through directors' and officers' liability insurance ("D&O Insurance"). Changes in the market for D&O Insurance over time has resulted in meaningful coverage becoming unavailable for directors and officers of many corporations. Insurance carriers have in certain cases declined to renew existing directors' and officers' liability policies, or have increased premiums, thereby making the cost of obtaining such insurance prohibitive. Moreover, policies often exclude coverage for areas where the service of qualified independent directors is most needed and beneficial to the Company. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempted takeovers of a corporation.

     In response to the above developments regarding litigation against directors and the general unavailability of meaningful D&O Insurance, in 1987 the Colorado legislature adopted Section 7-108-402 of the Colorado Business Corporation Act which permits a corporation to limit or eliminate the personal monetary liability of a director for certain breaches of the duty of care. Effectively, the limitation acts as a substitute for, or a supplement to, D&O Insurance coverage.

     In the opinion of the Board of Directors, inclusion of a provision for limitation of liability will best position the Company to attract and retain qualified candidates to serve as its directors. Although the Company has not experienced difficulty finding qualified candidates to serve on its Board of Directors to date, it believes that it may experience difficulty in the future if protective measures are not taken.

     This provision would prevent the Company and its shareholders, but not third parties, from bringing actions for monetary damages based upon a director's negligent or grossly negligent business decisions, including those related to attempts to change control of the Company, to the benefit of the Board and at the expense of the shareholders. Thus, if the proposal to add a provision to limit the monetary liability of directors is approved, the Company or a shareholder will be able to prosecute an action against a director for monetary damages for breach of fiduciary duty only if it can be shown that such damages have been caused by a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, a direct or indirect improper personal benefit, or an illegal distribution. It would not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief if a director breaches his or her duty of care. Although equitable remedies remain available, they may be inadequate as a practical matter.

     The provision for the limitation of liability proposed to be included in the Restated Articles is intended to be effective only against actions by the Company and its shareholders. Third party plaintiffs, such as creditors, will not be prevented from recovering damages on the basis of the provision. In addition, the provision would apply only to claims against a director arising out of his or her status as a director and would not apply to claims arising from his status as an officer or his or her status in any other capacity; nor would it apply to a director's responsibilities under any other law, such as the federal securities laws. If this proposed provision is approved, changes in Colorado law further limiting or eliminating personal liability of directors automatically will be applicable without further shareholder approval.

     Neither the Board of Directors nor any of its members have experienced any recent litigation which would have been affected by the above provision had it been in effect previously. The proposal to include this provision in the Restated Articles is not the result of any pending or threatened litigation against any member of the Company's Board of Directors.

VOTE REQUIRED AND RECOMMENDATION

     Approval of this Proposal 4 for the Company to amend its Restated Articles of Incorporation to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS
AMENDED.   It should be noted that the directors of the Company face a potential conflict of interest in recommending to the shareholders an amendment which would relieve them of future liability to the shareholders or to the Company. However, the Board of Directors recommends approval of this amendment because it believes the provision for limitation of monetary liability of directors for certain acts, as permitted under the Colorado Business Corporation Act, will encourage capable individuals to continue to serve as, and become directors of, the Company and that adoption of the amendment is in the best interests of the Company.
Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of this Proposal 4.

                                  DISSENTERS' RIGHTS

     To the extent shareholders may be entitled under Colorado law to dissent and obtain payment of the fair value of their shares from the Company as referenced under Proposal 2, persons desiring to exercise their dissenters' rights must strictly comply with the provisions of Article 113 of the Colorado Business Corporation Act (the "Dissenters' Rights Statute"). A copy of the Dissenters' Rights Statute is included in this Proxy Statement as Exhibit D. The following summary of the procedures for complying with the Dissenters' Rights Statute is qualified in its entirety by the actual provisions of the Dissenters' Rights Statute.

     If the sale of assets is completed, the Company will give a written notice (the "Original Notice") to all shareholders who are entitled to demand payment for their shares under Article 113 (being only those shareholders who provided written notice to the Company of their intention to dissent pursuant to the preceding paragraph and who did not vote the shares in favor of Proposal 2). The Company will give this notice no later than ten days after the applicable effective date of the transaction effected. In the notice, the Company will:

     State that the Sale of Assets was authorized and the effective date of the sale;

     State the address to which the shareholder must send a demand for payment, and an address where certificates for shares must be deposited;

     Supply a form for demanding payment;

     Set the date by which the Company must receive the payment demand and stock certificates; and

     Include a copy of Article 113.

     Any shareholder entitled to dissent who wishes to dissent must comply with the instructions in the notice which the Company will send, including providing the Company with the appropriate demand for payment and depositing the certificate(s) representing their shares of OZO common stock. Except in certain limited circumstances, the demand for payment and deposit of certificates are irrevocable. A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice will forfeit his or her right to payment for the shares under Article 113 and, thereafter, will be entitled only to the payment of the amount approved for payment to non-dissenting shareholders for their fractional shares.

     Following the effectiveness of the sale of assets or receipt of the demand for payment, whichever is later, the Company will pay each dissenter who complied with the statutory requirements the amount the Company estimates to be the fair value of the dissenter's shares, plus accrued interest. The payment will be accompanied by the information required by Section 7-113-206(2).

     If a person entitled to receive payment from the Company pursuant to
Article 113 is dissatisfied with the estimate of payment from Company, he or she may give notice to the Company in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due. Such person may demand payment of such estimate, less any payment previously made. The dissenting shareholder may also make such demand if the Company fails to make payment within sixty days after the date set in the Company's Original Notice. A dissenter waives the right to demand payment under
Section 7-113-209 unless the dissenter causes the Company to receive the notice required by Section 7-113-209(1) of this section within thirty days after the Company made or offered payment for the dissenter's shares.

     If a dissenting shareholder's demand for payment remains unresolved, the Company may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest pursuant to Section 7-113-301. If the Company does not commence the proceeding within the sixty-day period, it will pay to each dissenter whose demand remains unresolved the amount demanded. The court proceeding will be conducted as provided in Section 7-113-301 ET SEQ.

                                 INDEPENDENT AUDITORS

     The independent accounting firm of Wheeler Wasoff, P.C. audited the Company's financial statements for the years ended December 31, 1997 and 1996. This firm has been selected by the Board of Directors to audit of the financial statements of the Company for the year ending December 31, 1998.
A representative of Wheeler Wasoff, P.C. is not expected to be present at the Annual Meeting.

                             PROPOSALS FROM SHAREHOLDERS

     Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company, Attention:
Corporate Secretary, 7450 East Jewell Avenue, Suite A, Denver, Colorado 80231, and must be received by the Company by July 26, 1999. Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                            ANNUAL REPORT TO SHAREHOLDERS

     This proxy statement is being accompanied by the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and its Quarterly Report on Form 10-QSB for the period ended September 30, 1998. The 1997 Form 10-KSB includes the audited financial statements for the Company.

                                    OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                       By Order of the Board of Directors:

                                       OZO DIVERSIFIED AUTOMATION, INC.

                                       David J. Wolenski, President

                                      EXHIBIT A
                     TEXT OF ARTICLE VI AS PROPOSED TO BE AMENDED


                                      EXHIBIT A
                             PROPOSED AMENDED ARTICLE VI


                                     ARTICLE VI

                                 SHAREHOLDER VOTING

     Section 1. QUORUM. A quorum for the transaction of business at a duly called meeting of shareholders shall consist of not less than one-third of the shares entitled to vote at the meeting.

     Section 2. NO CUMULATIVE VOTING. Cumulative voting shall not be permitted in the election of directors.

     Section 3. GENERAL. Elections of directors shall be conducted by a plurality vote at a duly held meeting at which a quorum is present. Whenever the shareholders must approve any matter, the affirmative vote of a majority of the shares entitled to vote, represented in person or by proxy, and voting at a duly held meeting at which a quorum is present shall be necessary to constitute such approval or authorization; PROVIDED, THAT, for any matter requiring shareholder approval for which the Company's articles of incorporation would require approval of two-thirds of the shares entitled to vote on the matter as a result of the adoption of such articles under the now-repealed Colorado Corporation Code, the vote required shall be a majority of the shares entitled to vote on the matter.

                                     EXHIBIT B
                          TEXT OF PROPOSED NEW ARTICLE IX

                                     ARTICLE IX

                           LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the corporation under this
Article IX as in effect immediately prior to such repeal or modification with respect to any liability that, but for this Article IX, would have accrued prior to such repeal or modification.

                                     EXHIBIT C
                           PRO FORMA FINANCIAL STATEMENTS

                                PRO FORMA FINANCIALS

                          OZO Diversified Automation, Inc.
                         Notes to Pro Forma Financial Statements
                                     (Unaudited)

Note 1 - Summary of Transaction and Basis of Presentation

The accompanying unaudited pro forma financial statements are presented to reflect the contemplated transaction between the Company and JOT Automation, Inc.

The accompanying pro forma balance sheet dated September 30, 1998, has been prepared to give effect to the transaction as if it had occurred on September 30, 1998. The accompanying unaudited pro forma statements of operation are presented as if the transaction had occurred at the beginning of each of the periods presented.

Note 2 - Pro Forma Adjustments

(a) assets and liabilities acquired by JOT Automation per the Asset Purchase Agreement

(b) gross cash proceeds from the asset sale to JOT Automation per the Asset Purchase Agreement

(c) repayment of liabilities not acquired by JOT Automation per the Asset Purchase Agreement

(d) payment of transaction expenses and sales taxes incurred executing the Asset Purchase Agreement

(e) reclassification of operating revenues and expenses to discontinued operations pursuant to Asset Purchase Agreement with JOT Automation, Inc.

(f) gain recognized on transaction with JOT Automation, Inc.

Note: no income tax expenses are anticipated, as the estimated gain from the sale is less than the current balance of the net tax loss carryforwards.

                        OZO DIVERSIFIED AUTOMATION, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)


                                                                  Pro Forma          Pro Forma
                                                 Historical      Adjustments         Adjusted
                                                 ----------      -----------         ---------
Net Sales                                        1,352,919       (1,352,919)(e)           --
Cost of Sales                                      802,615         (802,615)(e)           --
                                                 ---------        ---------          -------
Gross Profit                                       550,304         (550,304)              --

Operating Expenses:
  Marketing & Sales                                119,660         (119,660)(e)           --
  Research & Development                           105,421         (105,421)(e)           --
  General & Administrative                         341,168                           341,168
                                                 ---------        ---------          -------
                                                   566,249         (225,081)         341,168
                                                 ---------        ---------          -------
                                                   (15,945)        (325,223)        (341,168)

Other (Expense) Items:
  Interest expense                                 (24,340)           1,747 (e)      (22,593)
                                                                                          --
                                                                                          --
                                                 ---------        ---------          -------
                                                   (24,340)           1,747          (22,593)
                                                 ---------        ---------          -------
Income (loss) before Income Tax                    (40,285)        (323,476)        (363,761)
                                                                                          --
                                                                                          --
                                                 ---------        ---------          -------
Net Income (Loss) from Continuing Operations       (40,285)        (323,476)        (363,761)

Discontinued Operations:
  Income (loss) from discontinued operations
    (net of taxes)                                                 (323,476)(e)     (323,476)
  Gain (loss) from disposal of discontinued
    operations (net of taxes)                                       496,283 (f)      496,283
                                                 ---------        ---------          -------
Net Income (Loss)                                  (40,285)         496,283          455,998
                                                 ---------        ---------          -------
                                                 ---------        ---------          -------

Net Income (Loss) per Common Share                   (0.08)                             0.95

Net Income (Loss) per Common Share
  Assuming Dilution                                  (0.08)                             0.95

Weighted Average Common Shares Outstanding         480,942                           480,942

Weighted Average Common Shares Outstanding
  Assuming Dilution                                480,942                           480,942


Please see the accompanying notes to the pro forma financial statements.

                        OZO DIVERSIFIED AUTOMATION, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                  Pro Forma          Pro Forma
                                                 Historical      Adjustments         Adjusted
                                                 ----------      -----------         ---------
Net Sales                                        2,715,991       (2,715,991)(e)           --
Cost of Sales                                    1,490,352       (1,490,352)(e)           --
                                                 ---------        ---------          -------
Gross Profit                                     1,225,639       (1,225,639)              --

Operating Expenses:
  Marketing & Sales                                255,964         (255,964)(e)           --
  Research & Development                           562,020         (562,020)(e)           --
  General & Administrative                         154,414                           154,414
                                                 ---------        ---------          -------
                                                   972,398         (817,984)         154,414
                                                 ---------        ---------          -------
                                                   253,241         (407,655)        (154,414)

Other (Expense) Items:
  Interest expense                                 (44,942)          14,915 (e)      (30,027)
  Provision for bad debts                          (79,109)          79,109 (e)           --
  Loss on disposition of assets                     (6,336)           6,336 (e)           --
                                                 ---------        ---------          -------
                                                  (130,387)         100,360          (30,027)
                                                 ---------        ---------          -------
Income (loss) before Income Tax                    122,854         (307,295)        (184,441)

Provision for Income Taxes                          15,689          (15,689)(e)
Tax Benefit of Operating Loss Carryforwards        (15,689)          15,689 (e)
                                                 ---------        ---------          -------
Net Income (Loss) from Continuing Operations       122,854         (307,295)        (184,441)


Discontinued Operations:
  Income (loss) from discontinued operations
    (net of taxes)                                                 (307,295)(e)     (307,295)
  Gain (loss) from disposal of discontinued
    operations (net of taxes)                                                             --
                                                 ---------        ---------          -------
                                                        --         (307,295)        (307,295)
                                                 ---------        ---------          -------
Net Income (Loss)                                  122,854               --          122,854
                                                 ---------        ---------          -------
                                                 ---------        ---------          -------

Net Income (Loss) per Common Share                    0.27                              0.27

Net Income (Loss) per Common Share
  Assuming Dilution                                   0.18                              0.18

Weighted Average Common Shares Outstanding         458,218                           458,218

Weighted Average Common Shares Outstanding
  Assuming Dilution                                693,218                           693,218


Please see the accompanying notes to the pro forma financial statements.

                        OZO DIVERSIFIED AUTOMATION, INC.
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1998
                                 (UNAUDITED)
                                   ASSETS


                                                                     Pro Forma     Pro Forma
                                                       Historical   Adjustments    Adjusted
CURRENT ASSETS
  Cash                                                      607         (607)(a)    456,391
                                                                     920,000 (b)
                                                                    (393,609)(c)
                                                                     (70,000)(d)
  Accounts and notes receivable, net                    131,296     (131,296)(a)         --
  Inventories                                           366,866     (366,866)(a)         --
  Prepaid expenses                                       11,215      (11,215)(a)         --
                                                        -------     ---------       -------
    Total Current Assets                                509,984      (53,593)       456,391

PROPERTY AND EQUIPMENT
  Manufacturing                                          40,391      (40,391)(a)         --
  Furniture & Fixtures                                   83,581      (83,581)(a)         --
  Capitalized Leases                                    204,814     (204,814)(a)         --
  Leasehold Improvements                                  5,010       (5,010)(a)         --
  Vehicle                                                10,820      (10,820)(a)         --
                                                        -------     ---------       -------
                                                        344,616     (344,616)            --

    Less accumulated depreciation                       199,302     (199,302)(a)         --
                                                        -------     ---------       -------
      Total Property and Equipment                      145,314     (145,314)            --

OTHER ASSETS
  Deferred Financing Costs                                2,255                       2,255
  Other                                                   2,859                       2,859
                                                        -------     ---------       -------
                                                          5,114           --          5,114
                                                        -------     ---------       -------
TOTAL ASSETS                                            660,412     (198,907)       461,505
                                                        -------     ---------       -------
                                                        -------     ---------       -------


                        OZO DIVERSIFIED AUTOMATION, INC.
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1998
                                 (UNAUDITED)
                    LIABILITIES AND SHAREHOLDER'S EQUITY


                                                                     Pro Forma     Pro Forma
                                                       Historical   Adjustments    Adjusted
CURRENT LIABILITIES
  Current portion of notes payable and
    Capitalized lease obligation                       $281,835      (41,835)(a)    240,000
                                                                    (240,000)(c)   (240,000)

  Accounts payable and accrued expenses                 149,902     (149,902)(a)         --
  Note payable - Bank                                    27,415      (27,415)(a)         --
  Note payable - Officer                                 78,609      (78,609)(c)         --
  Note payable - Director                                75,000      (75,000)(c)         --
                                                        -------     ---------       -------
    Total Current Liabilities                           612,761     (612,761)            --

LONG-TERM DEBT AND CAPITALIZED LEASE                     82,429      (82,429)(a)         --
                                                        -------     ---------       -------
    Total Liabilities                                   695,190     (695,190)            --
                                                        -------     ---------       -------
                                                        -------     ---------       -------

SHAREHOLDERS' EQUITY
  Preferred stock $0.10 par value, Authorized
    1,000,000 shares, Issued - none

  Common stock, $0.10 par value, Authorized              48,316                      48,316
    5,000,000 shares, Issued and
    outstanding - 483,164 (1998)
  Capital in excess of par value                      1,198,004                   1,198,004
  Accumulated deficit                                (1,281,098)     496,283       (784,815)
                                                                                         --
                                                                                         --
                                                     ----------     ---------     ---------
    Total Shareholders' (Deficiency) Equity             (34,778)     496,283        461,505
                                                     ----------     ---------     ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                660,412     (198,907)       461,505
                                                     ----------     ---------     ---------
                                                     ----------     ---------     ---------


Please see the accompanying notes to the pro forma financial statements.

                                     EXHIBIT D
                             DISSENTERS' RIGHTS STATUTE
                            ARTICLE 113, C.R.S. TITLE 7

              7-113-101.  DEFINITIONS. For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. RIGHT TO DISSENT. (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if: (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c)  Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)  (Deleted by amendment effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3)  A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

     (g)  Be accompanied by a copy of this article.

7-113-204. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

     (b)  Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. PAYMENT. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

     (e)  A copy of this article.

7-113-207. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.  SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT
OF PROPOSED CORPORATE ACTION. (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301. COURT ACTION. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)  The corporation shall commence the proceeding described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)  Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                          OZO DIVERSIFIED AUTOMATION, INC.
                          7450 EAST JEWELL AVENUE, SUITE A
                                  DENVER, CO 80231

PROXY        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID J. WOLENSKI and BRANTLEY J. HALSTEAD, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of OZO Diversified Automation, Inc. held of record by the undersigned on November 25, 1998, at the Annual Meeting of Shareholders to be held on December 30, 1998 and at any adjournments or postponements thereof.

1.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

     / /  WITHHOLD AUTHORITY to vote for all nominees listed below

       (INSTRUCTION) TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)

     / / David W. Orthman    / / David J. Wolenski    / / Scott E. Salpeter    / / Alvin L. Katz    / / Brantley J. Halstead


2. On approval of the proposed sale of assets of the Company and change of the Company's name to RMMR, Inc. at the time the sale of assets becomes effective.

                    / / FOR             / / AGAINST              / / ABSTAIN

3. On approval of the reduction of the vote required by shareholders to approve asset dispositions, mergers, consolidations or exchanges, and any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority of the outstanding Common Stock

                    / / FOR             / / AGAINST              / / ABSTAIN

4. On adoption of a new Article IX to the Company's Restated Articles of Incorporation, as amended, to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act.

                    / / FOR             / / AGAINST              / / ABSTAIN

5. In their discretion, the above-named Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES AND FOR THE APPROVAL OF ALL OTHER MATTERS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

/s/
-------------------------------
Signature
                                           Date:                  ,1998
                                                -----------------

/s/
-------------------------------
Signature if held jointly


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE